Exhibit 99.3
FTP OIL AND GAS, LP
(Certain Leasehold and Wellbore Assets Sold to Sun River Energy, Inc.)
BALANCE SHEETS

	JULY 31, 2010	APRIL 30, 2010
	(Unaudited)
ASSETS:
Cash	$—	$—

OIL AND GAS PROPERTY (Full cost method), at cost	1,112,881	1,020,428

TOTAL ASSETS	$1,112,881	$1,020,428

PARTNERS’ EQUITY:
Partners’ equity	$1,112,881	$1,020,428

TOTAL PARTNERS’ EQUITY	$1,112,881	$1,020,428

See accompanying notes to financial statements.

FTP OIL AND GAS, LP
(Certain Leasehold and Wellbore Assets Sold to Sun River Energy, Inc.)
Statements of Operations and Partners’ Equity
(Unaudited)

	For the Three Months	For the Three Months
	Ended	Ended
	July 31, 2010	July 31, 2009
Revenue:
Oil sales	$—	$—
Sale of oil and gas leases	—	—

	—	—

Expense:
Sales, general and administrative	—	—

Total operating expenses	—	—

Loss from operations	—	—

Other income (expense):

Total other income (expense)	—	—

Net (loss) before taxes	—	—

Income taxes	—	—

Net (loss)	—	—

Asset contribution by partners	92,453	229,855

Beginning partners’ equity	1,020,428	790,573

Ending partners’ equity	$1,112,881	$1,020,428

See accompanying notes to financial statements.

FTP OIL AND GAS, LP
(Certain Leasehold and Wellbore Assets Sold to Sun River Energy, Inc.)
Statements of Cash Flows
(Unaudited)

	For the Three Months	For the Three Months
	Ended	Ended
	July 31, 2010	July 31, 2009
Cash Flow From Operating Activities:
Net loss	$—	$—
Adjustments to net loss:
Adjustments to reconcile net loss to net cash used in operating activities:

Net Cash Used in Operating Activities	—	—

Cash Flow From Investing Activities:	—	—

Proceeds form sale of wellbore interests	—	—
Payments for development costs	—	—

Cash used in investing activities	—	—

Cash Flow From Financing Activities:	—	—

Net increase (decrease) in cash	—	—

Cash at beginning of period	—	—

Cash at end of period	$—	$—

Supplemental cash flow information:

Cash paid for interest	$—	$—

Cash paid for taxes	$—	$—

Partners’ Contribution of Oil and Gas Properties	$92,453	$—

See accompanying notes to financial statements.

FTP OIL AND GAS, LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2010
(Unaudited)
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     Organization
     FTP Oil and Gas, LP (the “Company”), an independent oil and gas company organized in Texas on September 24, 2008, is engaged in oil and gas development, exploration and production with properties and operational focus in the Texas Permian Basin Region. The Company’s strategy is to grow its asset base by purchasing assets at a discount to reserve value, and converting proved undeveloped and developed non-producing reserves to proved developed producing reserves.
     Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and that affect the reported amounts of revenues and expenses during the reporting period.
     Cash and Cash Equivalents
     The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.
     Oil and Gas Properties, Full Cost Method
     The Company uses the full cost method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells used to find proved reserves, and to drill and equip development wells including directly related overhead costs and related asset retirement costs are capitalized.
     Under this method, all costs, including internal costs directly related to acquisition, exploration and development activities are capitalized as oil and gas property costs. Properties not subject to amortization consist of exploration and development costs which are evaluated on a property-by-property basis. Amortization of these unproved property costs begins when the properties become proved or their values become impaired. The Company assesses the realizability of unproved properties, if any, on at least an annual basis or when there has been an indication that impairment in value may have occurred. Impairment of unproved properties is assessed based on management’s intention with regard to future exploration and development of individually significant properties and the ability of the Company to obtain funds to finance such exploration and development. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.
     Costs of oil and gas properties will be amortized using the units of production method.
     In applying the full cost method, the Company will perform an impairment test (ceiling test) at each reporting date, whereby the carrying value of property and equipment is compared to the “estimated present value,” of its proved reserves discounted at a 10-percent interest rate of future net revenues, based on current economic and operating conditions, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to book and tax basis differences of the properties. If capitalized costs exceed this limit, the excess is charged as an impairment expense. As of July 31, 2010 and April 30, 2010 the Company recorded $0 in impairment expense.
     Revenue and Cost Recognition
     The Company uses the sales method of accounting for natural gas and oil revenues. Under this method, revenues are recognized based on the actual volumes of gas and oil sold to purchasers. The volume sold may differ from the volumes to which the Company is entitled based on our interest in the properties. Costs associated with production are expensed in the period incurred.
     Income Taxes
     No provision for income taxes has been made since the Company is a “pass through” entity. Each partner is individually liable for the tax on their share of the Company’s income or loss. The Company prepares a calendar year informational tax return.
     Recent Accounting Pronouncements
     Management does not expect recently issued, but not yet adopted, accounting pronouncements to have a material impact on the Company’s financial statements.

2. OIL AND GAS PROPERTIES
OIL AND GAS PROPERTIES
     All of the Company’s oil and gas properties are located in the United States.
     Costs at July 31, 2010 are as follows:

					Asset
	Acquisition	Development	Sale of	Impairment of	Retirement
Period Incurred	Costs	Costs	Properties	Properties	Costs	Total
April 30, 2009	$790,573	$—	$—	$—	$—	$790,573
April 30, 2010	7,704	441,462	(219,311)	—	—	229,855
July 31, 2010	—	92,453	—	—	—	92,453

Total	$798,277	$533,915	$(219,311)	$—	$—	$1,112,881

     On October 27, 2008, FTP acquired a 100% working interest in approximately 2,148 gross acres (1,610 net acres) of oil and gas mineral leases in Tom Green County, Texas (“Tom Green Properties”). The Tom Green Properties consist of four prospects, the Stansberry, Lora, Forest and Pecan Station. The Stansberry Prospect consists of 360.48 gross acres and was purchased for $172,340. The Lora Prospect consists of 467.49 gross acres and was purchased for $188,372. The Forest Prospect has 320 gross acres and was purchased for $170,858. The Pecan Station Prospect consists of 1,000 gross acres and was purchased for $259,003. During 2009 and early 2010, FTP sold wellbore working interest only in the Stansberry #1 Well for $134,339, less commission of $24,684, and in the Lora #1 Well for $134,339, less commission of $24,684, to five third-party working interest owners. FTP retained a 39% working interest and a 29.25% net revenue interest in the wellbores. These properties are unproved.
3. SUBSEQUENT EVENT — DISPOSITION OF ASSETS
     Effective August 3, 2010, the Company sold its leasehold and wellbore interests (referred to as “Oil and Gas Property” in the accompanying financial statements) to Sun River Energy, Inc., pursuant to a Purchase and Sale Agreement.